UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2026

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Blackstone Private Credit Fund
(Exact name of Registrant as specified in its charter)

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Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
New York, New York 10154
(Address of principal executive offices and zip code)

(212) 503-2100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On September 24, 2026, Blackstone Private Credit Fund (the “Company” or “BCRED”) held its 2026 Annual Meeting of Shareholders (the “Annual Meeting”). Because 1,013,929,299 shares of the Company’s common shares of beneficial interest, or approximately 53.32% of the 1,901,548,491 total shares of the Company’s common shares entitled to vote at the Annual Meeting, were present in person or by proxy, a quorum was present at the meeting, as required by the Company’s Fifth Amended and Restated Declaration of Trust. Below are the final voting results for the following two proposals submitted to the Company’s shareholders, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting, dated June 26, 2026, filed with the Securities and Exchange Commission (the “SEC”).

Proposal 1 — Election of Trustees

The following two individuals were elected as Class II trustees for the Company’s Board of Trustees (the “Board”) to serve as trustees until the Company’s 2029 Annual Meeting of Shareholders and until such trustee’s successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Robert Bass	843,984,384	75,248,960	94,695,955
Michelle Greene	900,936,159	18,297,185	94,695,955

Proposal 2 — Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Votes For	Votes Against	Votes Abstained
997,697,574	6,444,161	9,787,564

Item 8.01.       Other Events.

Board Recommendation to Reject an Unsolicited Tender Offer by Cox

BCRED recently became aware of an unsolicited tender offer (the “Cox Capital Offer”) by Cox Capital Retail Secondaries Fund I, LP and its affiliates (collectively, “Cox Capital”) to purchase BCRED Class I shares at a purchase price of $20.65 per share, a 12.5% discount to BCRED’s published Class I net asset value (“NAV”) of $23.60 per share as of August 31, 2026. The shares subject to the Cox Capital Offer represent up to $20 million in aggregate value of Class I shares, which is a de minimis percentage of BCRED’s outstanding shares. BCRED and its adviser are not affiliated with Cox Capital or the Cox Capital Offer.

The Board has unanimously determined that the Cox Capital Offer is not advisable and is not in the best interests of BCRED shareholders. Accordingly, the Board recommends that shareholders reject the Cox Capital Offer and not tender their shares.

•        The Cox Capital Offer represents a significant discount to BCRED’s published NAV and, in the Board’s view, substantially undervalues BCRED shares. BCRED publishes a monthly NAV reflecting the current value of its portfolio, and the Board believes the offer does not reflect the quality of BCRED’s portfolio, liquidity profile, or long-term investment strategy. BCRED continues to provide meaningful shareholder liquidity through its established quarterly share repurchase program, subject to Board approval. BCRED shareholders who sought liquidity in Q2 and Q3 will have received an estimated 75% of their requested capital at NAV (not the deeply discounted offer from Cox) within approximately 90 days.1 In addition, BCRED is well capitalized and maintains substantial liquidity to fund repurchases.

•       The Cox Capital Offer appears designed to transfer value from BCRED shareholders to Cox Capital and its investors. If Cox Capital acquires BCRED shares at a substantial discount to NAV and subsequently participates in BCRED’s share repurchase program at NAV, the economic benefit associated with that discount would accrue to Cox Capital and its investors rather than to existing BCRED shareholders. The Board believes this structure is not in the best interests of BCRED shareholders.

•        BCRED has delivered strong historical performance and, in the Board’s view, is well positioned to continue to deliver durable income and attractive risk-adjusted returns across market cycles. Since inception, BCRED has delivered a 9.0% annualized total net return2 and currently pays a 9.2% annualized distribution rate for Class I shares.3 The Board believes that the portfolio is defensively positioned, focused primarily on privately originated senior secured loans to high-quality companies,4 with diversified exposure across more than 600 borrowers. The Board believes BCRED remains well-positioned to continue generating attractive income and long-term outperformance relative to public fixed income.5

For shareholders to reject the Cox Capital Offer, simply take no action and disregard the offer materials. Shareholders who have already tendered their shares may withdraw them at any time prior to the expiration of the Cox Capital Offer in accordance with the offer documents.

Past performance does not predict future returns and there can be no assurance that BCRED will achieve results comparable to those of any of Blackstone Credit & Insurance’s prior funds or be able to implement its strategy or achieve its investment objectives, including due to an inability to access sufficient investment opportunities.

Certain information contained in this communication constitutes “forward looking statements.” These forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “potential,” “continues,” “may,” “can,” “could,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “identified” or the negative versions of these words or other comparable words thereof. These may include statements about plans, objectives and expectations with respect to future operations, and statements regarding future performance. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BCRED believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BCRED’s prospectus and other filings). Except as otherwise required by federal securities laws, BCRED undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

1 Assumes shareholders seeking liquidity requested repurchase of 100% of their shares in each of Q2 and Q3. Calculated based on information received from BCRED’s transfer agent as of September 2, 2026. Repurchase amounts are not yet final and are subject to finalization with BCRED’s transfer agent. This reflects the period from the payment date for Q2 repurchases to the estimated payment date for Q3 repurchases.

2 As of August 31, 2026. Total Net Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. See https://www.bcred.com/performance for more information.

3 Annualized distribution rate reflects September’s distribution annualized and divided by last reported NAV from August. Distributions are not guaranteed. Distributions have been and may in the future be funded through sources other than net investment income. See BCRED’s prospectus and website for more information, including notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940, as amended. Inception date for Class I shares: January 7, 2021. Total net return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. All returns are derived from unaudited financial information and are net of all BCRED expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. The returns have been prepared using unaudited data and valuations of the underlying investments in BCRED’s portfolios which are estimates of fair value and form the basis for BCRED’s NAV. Valuations based on unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated.

4 BCRED will generally invest in securities or loans rated below investment grade or not rated which should be considered to have speculative characteristics. BCRED is subject to the risk of capital loss and investors may not get back the amount originally invested. See section entitled “Risk Factors” in BCRED’s prospectus and any updated risk factors included in its periodic filings with the SEC for more information.

5 Public fixed income represented by Morningstar LSTA US Leveraged Loan Index, Bloomberg US Corporate High Yield Index, and Bloomberg US Aggregate Bond Index. There can be no assurances that any of the trends described throughout this Current Report will continue or will not reverse. See https://www.bcred.com/resources for more information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND
Date: September 30, 2026	By:	/s/ Lucie Enns
	Name:	Lucie Enns
	Title:	Chief Legal Officer and Secretary